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                                                                       EXHIBIT 5

                              [LOGO - LETTERHEAD]


                                                     Writers Direct Dial Number
                                                           (513) 723-4000




                               September 25, 1997




Board of Directors
Camco Financial Corporation
814 Wheeling Avenue
Cambridge, Ohio  43725

Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Camco Financial Corporation ("Camco") in connection with the issuance and sale by Camco of up to 606,773 shares of its common stock, $1.00 par value (the "Shares"), in connection with the merger of GF Bancorp, Inc. ("GFBC") with and into Camco (the "Merger").

         We have collaborated in the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by Camco with the Securities and Exchange Commission for registration of the Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that Camco is a duly organized and legally existing corporation under the laws of the State of Delaware. In addition, we are of the opinion that the Shares will be legally issued, fully-paid and non-assessable assuming: (i) the Merger has been declared effective, (ii) all applicable state and federal securities laws have been complied with and (iii) certificates representing the Shares have been duly executed,


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Board of Directors
Camco Financial Corporation
September 25, 1997
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countersigned and registered and duly delivered in accordance with the
Agreement of Merger and Plan of Reorganization dated July 28, 1997.

                                              Very truly yours,

                                               Vorys, Sater, Seymour and Pease